Exhibit 99.1

FOR IMMEDIATE RELEASE

THE CHILDREN’S PLACE REPORTS FIRST QUARTER 2013 RESULTS

Management Updates Fiscal 2013 Earnings Guidance

Secaucus, New Jersey – May 23, 2013 – The Children’s Place Retail Stores, Inc. (Nasdaq: PLCE), the largest pure-play children’s specialty apparel retailer in North America, today announced financial results for the thirteen weeks ended May 4, 2013.

Jane Elfers, President and Chief Executive Officer, said, “After a difficult start to the quarter, April sales improved significantly with the return of more seasonable weather. Our expenses throughout the quarter were well-controlled. We exceeded our earnings forecast for the first quarter and we are raising guidance for the year to reflect these improved results.”

Elfers continued, “Customer response to our summer line has been positive, and we are well-positioned in key categories for back-to-school and holiday selling.”

First Quarter 2013 Results

In the first quarter of 2013, net sales declined 3.5% to $423.2 million, compared to $438.5 million in the first quarter the prior year. Comparable retail sales declined 5.5%.

Gross profit declined 8.6% to $163.3 million, due to deleverage of fixed expenses on negative comparable retail sales and higher supply chain costs as the Company invested in its sourcing capabilities.

As a result of the Company’s strong expense management, selling, general and administrative expenses declined 2.7% to $119.0 million during the first quarter of 2013. Adjusted SG&A declined 0.9% to $118.5 million.

Operating income was $28.5 million, compared to $37.1 million in the first quarter of 2012. Adjusted operating income was $28.4 million, compared to $42.7 million the previous year.

Net income and adjusted net income was $19.3 million, or $0.83 per diluted share, in the first quarter of 2013. This compares to GAAP net income of $24.7 million, or $1.00 per diluted share, in the first quarter of 2012, and adjusted net income of $28.3 million, or $1.14 per diluted share, the previous year.

Adjusted SG&A, adjusted operating income and adjusted net income are Non-GAAP measures. The Company believes the excluded transactions are not indicative of the performance of its core business and that by providing this supplemental disclosure to investors it will facilitate comparisons of its past and present performance. A reconciliation to GAAP financial information is included in this press release in Table 3.

The Company opened 20 stores and closed four, ending the first quarter with 1,111 stores.

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Share Repurchase Program

The Company repurchased 512 thousand shares for approximately $24.2 million during the first quarter of 2013. At the end of the quarter, $56.2 million of the $100 million share repurchase program authorized in November 2012 remained available for future share repurchases.

Outlook

The Company updated its guidance to reflect first quarter results and now projects that adjusted earnings per diluted share will be between $3.05 and $3.20 for fiscal 2013, assuming comparable retail sales are flat to slightly negative. This compares to its initial guidance of $2.90 to $3.10, assuming negative low-single digit comparable retail sales.

The Company provided initial guidance for the second quarter of fiscal 2013, and is forecasting an adjusted loss per share between $(0.50) and $(0.55), assuming flat comparable retail sales. This compares to an adjusted loss per share of $(0.62) in the second quarter of 2012.

This earnings guidance assumes that currency exchange rates will remain where they are today and does not include the impact of further potential share repurchases.

Conference Call Information

The Children’s Place will host a conference call to discuss its first quarter fiscal 2013 results today at 8:00 a.m. Eastern Time. The call will be broadcast live at http://investor.childrensplace.com. An audio archive will be available on the Company’s website approximately one hour after the conclusion of the call.

About The Children’s Place Retail Stores, Inc.

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture and sells fashionable, high-quality merchandise at value prices, primarily under the proprietary “The Children’s Place” brand name. As of May 4, 2013, the Company operated 1,111 stores and an online store at www.childrensplace.com.

Forward Looking Statements

This press release (and the above referenced call) may contain certain forward-looking statements regarding future circumstances, including statements relating to the Company’s positioning, and forecasts regarding earnings per diluted share from continuing operations. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended February 2, 2013. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by the continued weakness in the economy or by other factors such as increases in the cost of gasoline and food, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Contact: Jane Singer, Vice President, Investor Relations, (201) 453-6955

(Tables Follow)

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Table 1

THE CHILDREN’S PLACE RETAIL STORES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	First Quarter Ended
	May 4,	April 28,
	2013	2012
Net sales	$423,164	$438,508
Cost of sales	259,896	259,863
Gross profit	163,268	178,645
Selling, general and administrative expenses	119,008	122,283
Asset impairment charges	-	1,250
Other costs (income)	(1,023)	834
Depreciation and amortization	16,824	17,218
Operating income	28,459	37,060
Interest income (expense), net	60	(51)
Income before taxes	28,519	37,009
Provision for income taxes	9,247	12,275
Net income	$19,272	$24,734

Earnings per common share
Basic	$0.84	$1.01
Diluted	$0.83	$1.00

Weighted average common shares outstanding
Basic	23,043	24,535
Diluted	23,289	24,691

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Table 2

THE CHILDREN’S PLACE RETAIL STORES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	May 4,	February 2,	April 28,
	2013	2013*	2012
Assets:
Cash and cash equivalents	$186,260	$194,128	$204,826
Short-term investments	15,000	15,000	-
Accounts receivable	22,223	18,490	18,656
Inventories	251,285	266,976	220,486
Other current assets	46,845	50,641	45,936
Total current assets	521,613	545,235	489,904

Property and equipment, net	334,443	330,101	329,058
Other assets, net	49,016	48,074	54,423
Total assets	$905,072	$923,410	$873,385

Liabilities and Stockholders' Equity:
Accounts payable	$69,644	$87,461	$34,784
Accrued expenses and other current liabilities	107,170	104,045	91,990
Total current liabilities	176,814	191,506	126,774

Other liabilities	106,848	110,955	110,606
Total liabilities	283,662	302,461	237,380

Stockholders' equity	621,410	620,949	636,005

Total liabilities and stockholders' equity	$905,072	$923,410	$873,385

* Derived from the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2013.

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Table 3

THE CHILDREN’S PLACE RETAIL STORES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP (1)

(In thousands, except per share amounts)

(Unaudited)

	Net Sales	Gross Profit	Selling, General and Administrative	Asset Impairment Charge and Other Costs (Income)	Depreciation and Amortization	Operating Income (Loss)	Net Income	EPS Diluted

As Reported First Quarter 2013	$423,164	$163,268	$119,008	$(1,023)	$16,824	$28,459	$19,272	$0.83
Non-GAAP adjustments:
DC Exit Costs				1,023		(1,023)	(614)	(0.03)
Early Store Closure			(160)	-	(419)	579	348	0.01
Asia Reorganization			(340)	-	(13)	353	295	0.01
Total Non-GAAP adjustments	-	-	(500)	1,023	(432)	(91)	29	0.00
As Adjusted First Quarter 2013	$423,164	$163,268	$118,508	$-	$16,392	$28,368	$19,301	$0.83

As Reported First Quarter 2012	$438,508	$178,645	$122,283	$2,084	$17,218	$37,060	$24,734	$1.00
Non-GAAP adjustments:
DC Exit Costs			-	(834)		834	500	0.02
Store impairment				(1,250)		1,250	750	0.03
Restructuring severance costs			(1,971)	-		1,971	1,183	0.05
Obsolete supply and fixture costs			(719)	-		719	431	0.02
Accelerated depreciation for Canadian store remodels					(893)	893	656	0.03
Total Adjustments	-	-	(2,690)	(2,084)	(893)	5,667	3,520	0.14
As Adjusted First Quarter 2012	$438,508	$178,645	$119,593	$-	$16,325	$42,727	$28,254	$1.14

(1) Table may not add due to rounding

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Table 4

THE CHILDREN’S PLACE RETAIL STORES, INC.

CONDENSED CONSOLIDATED CASH FLOWS

(In thousands)

(Unaudited)

	Thirteen Weeks Ended
	May 4,	April 28,
	2013	2012

Net income	$19,272	$24,734
Non-cash adjustments	20,138	21,415
Working Capital	(1,547)	21,785
Net cash provided by operating activities	37,863	67,934

Net cash used in investing activities	(22,112)	(22,074)

Net cash used in financing activities	(23,020)	(19,211)

Effect of exchange rate changes on cash	(599)	1,522

Net increase (decrease) in cash and cash equivalents	(7,868)	28,171

Cash and cash equivalents, beginning of period	194,128	176,655

Cash and cash equivalents, end of period	186,260	204,826

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